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                                                                    EXHIBIT 10.9










                               THE HULL GROUP INC.
                      OUTSIDE DIRECTORS' STOCK OPTION PLAN














                              Mayer, Brown & Platt
                                Chicago, Illinois





                               THE HULL GROUP INC.




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                                   Certificate

     I, ___________, ____________ of The Hull Group Inc. having in my custody and possession the corporate records of said corporation, do hereby certify that attached hereto is a true and correct copy of The Hull Group Inc. Outside Directors' Stock Option Plan as in effect as of _________________, 1999.

     WITNESS my hand this ____ day of ____________, 1999.



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                                                         As Aforesaid




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                               THE HULL GROUP INC.
                      OUTSIDE DIRECTORS' STOCK OPTION PLAN


     1. Purpose; Effective Date. The Hull Group Inc. Outside Directors' Stock Option Plan (the "Plan") has been established to attract and retain as non-employee directors of The Hull Group Inc. ("Hull") persons whose abilities, experience and judgment can contribute to the continued progress of Hull and its subsidiaries and to facilitate the directors' ability to acquire a proprietary interest in Hull. The Plan shall be effective upon the later of its adoption by the Board of Directors of Hull (the "Board") or the date it is approved by the stockholders of Hull. The Plan shall be unlimited in duration and, in the event of Plan termination, shall remain in effect as long as any Options (as defined in subsection 5.1) under it are outstanding.

     2.   Administration.

     2.1. Administration by Committee. The Plan shall be administered by the Compensation Committee of the Board of Directors of Hull (the "Committee"). Notwithstanding the foregoing, no member of the Committee shall act with respect to the administration of the Plan except to the extent consistent with the exempt status of the Plan under Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

     2.2. Authority. Subject to the provisions of the Plan, the Committee shall have the authority to (a) conclusively interpret the Plan and to adopt, amend and rescind administrative guidelines and other rules and regulations relating to the Plan, (b) correct any defect or omission and to reconcile any inconsistency in the Plan or in any award made hereunder, and (c) make all other determinations and to take all other actions as it deems necessary or desirable for the implementation and administration of the Plan. The determination of the Committee on matters within its authority shall be conclusive and binding on Hull and all other persons.

     3. Participation. Only Outside Directors shall be eligible to participate in the Plan. As of any applicable date, an "Outside Director" is a person who is serving as a director of Hull and who is not an officer or employee of Hull or any subsidiary or affiliate of Hull as of that date.

     4.   Shares Subject to the Plan.

     4.1. Number of Shares Reserved. The shares of Stock with respect to which awards may be made under the Plan shall be shares currently authorized but unissued or currently held or



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subsequently acquired by Hull as treasury shares, including shares purchased in the open market or in private transactions. Subject to the provisions of subsection 4.3, the number of shares of Stock which may be issued with respect to awards under the Plan shall not exceed 160,000 shares.


     4.2. Reusage of Shares. In the event of the termination (by reason of forfeiture, expiration, cancellation, surrender or otherwise) of any award under the Plan, that number of shares of Stock that was subject to the award but not delivered shall again be available for awards under the Plan.

     4.3. Adjustments to Shares Reserved. In the event of any merger, consolidation, reorganization, recapitalization, spinoff, stock dividend, stock split, reverse stock split, exchange or other distribution with respect to shares of Stock or other change in the corporate structure or capitalization affecting the Stock, the type and number of shares of Stock which are or may be subject to awards under the Plan and the terms of any outstanding awards (including the Option Price) shall be equitably adjusted by the Committee, in its sole discretion, to preserve the value of benefits awarded or to be awarded to Outside Directors under the Plan.

     5.   Options.

     5.1. Definition of Option. The grant of an "Option" under this Section 5 entitles the Outside Director to purchase shares of Stock at the Option Price, subject to the terms of this Section 5. Options granted under this Section 5 shall be non-qualified stock options which are not intended to be "incentive stock options" as that term is described in section 422(b) of the Internal Revenue Code of 1986, as amended.

     5.2. Awards of Options. Each Outside Director shall be awarded Options under this Section 5 in accordance with the following:

     (a) Upon his initial election or appointment to the Board for his first term, each Outside Director shall be awarded an Option to purchase 10,000 shares of Stock.

     (b) As of the date of each regular annual meeting of Hull's stockholders (beginning with the 2000 annual meeting of stockholders), each person who is an Outside Director at the close of such meeting shall be awarded an Option to purchase 2,000 shares of Stock.

     5.3. Option Price. The price at which shares of Stock may be purchased upon the exercise of an Option (the "Option Price") shall be the greater of (i) the Fair Market Value (as


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defined in subsection 6.8) of a share of Stock as of the date on which the
Option is granted, or (ii) the par value of a share of Stock on such date.

     5.4. Exercise of Option. Each Option granted to an Outside Director under this Section 5 shall become exercisable on the six month anniversary of the date it is granted but shall not be exercisable after the Expiration Date (as defined in subsection 5.6) and no Option shall become exercisable after the date on which the Outside Director ceases for any reason to be a director of Hull. Upon an Outside Director's termination of service as a director for any reason, all Options which are then not exercisable shall be forfeited.

     5.5. Payment of Option Price. The full Option Price for each share of Stock purchased upon the exercise of any Option shall be paid at the time of such exercise and, as soon as practicable thereafter, a certificate representing the shares so purchased shall be delivered to the person entitled thereto. The Option Price shall be payable in cash, in shares of Stock (valued at Fair Market Value as of the day of exercise), in any combination thereof or through a cashless exercise arrangement.

     5.6. Expiration Date. The "Expiration Date" with respect to an award under the Plan means the earlier of the following dates:

     (a)  the ten-year anniversary of the date on which the award is granted; or

     (b) the one-year anniversary of the date on which the Outside Director's service as a director of Hull terminates for any reason.

     6.   Miscellaneous.

     6.1. Compliance with Applicable Laws; Limits on Distribution. Distribution of shares of Stock shall be subject to the following:

     (a) Notwithstanding any other provision of the Plan, Hull shall have no liability to deliver any shares of Stock under the Plan unless such delivery would comply with all applicable laws and the applicable regulations or requirements of any securities exchange or similar entity.

     (b) The Committee may, at any time, add such conditions and limitations to any Option awarded hereunder or any feature of any such Option, as the Committee, in its sole discretion, deems necessary or desirable to comply


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          with Section 16(a) or 16(b) of the Exchange Act and the rules and regulations thereunder or to obtain any exemption therefrom.

     (c) To the extent that the Plan provides for issuance of certificates to reflect the transfer of shares of Stock, the transfer of such shares may be effected on a non-certificated basis, to the extent not prohibited by applicable law or the rules of any securities exchange or similar entity.

     6.2. Transferability. Options awarded under the Plan are not transferable except as designated by an Outside Director by will or by the laws of descent and distribution. To the extent that the Outside Director who receives an Option under the Plan has the right to exercise such Option, the Option may be exercised during the lifetime of the Outside Director only by the Outside Director.

     6.3. Notices. Any notice or document required to be filed with the Committee under the Plan will be properly filed if delivered or mailed by registered mail, postage prepaid, to the Committee, in care of Hull, at its principal executive offices. The Committee may, by advance written notice to affected persons, revise such notice procedure from time to time. Any notice required under the Plan (other than a notice of election) may be waived by the person entitled to notice.

     6.4. Agreement With Hull. At the time of the grant of an Option to an Outside Director under the Plan, the Committee may require an Outside Director to enter into an agreement with Hull (the "Agreement") in a form specified by the Committee, agreeing to the terms and conditions of the Plan and to such additional terms and conditions, not inconsistent with the Plan, as the Committee may, in its sole discretion, prescribe.

     6.5. Limitation of Implied Rights. The Plan does not constitute a contract of continued service, and participation in the Plan shall not give any Outside Director the right to be retained as a director of Hull, nor any right or claim to any benefit under the Plan, unless such right or claim has specifically accrued under the terms of the Plan. Except as otherwise provided in the Plan, no award under the Plan shall confer upon the holder thereof any right as a stockholder of Hull prior to the date on which he fulfills all service requirements and other conditions for receipt of such rights.

     6.6. Evidence. Evidence required of anyone under the Plan may be by certificate, affidavit, document or other information which the person acting on it considers pertinent and reliable, and signed, made or presented by the proper party or parties.

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     6.7. Gender and Number. Where the context admits, words in one gender shall include the other gender, words in the singular shall include the plural and the plural shall include the singular.

     6.8. Definition of Fair Market Value. For purposes of the Plan, the "Fair Market Value" of a share of common stock of Hull as of any date shall be the closing market composite price for such Stock as reported on the Nasdaq National Market on that date or, if Stock is not traded on that date, on the immediately preceding date on which Stock was traded. In the event that the Stock is not listed for trading on a national exchange or quoted on an inter-dealer quotation system, the Fair Market Value shall be determined by the Committee.

     7.   Amendment and Termination.

     The Board may, at any time, amend or terminate the Plan, provided that, subject to subsection 4.3 (relating to certain adjustments to shares), no amendment or termination may materially adversely affect the rights of any Outside Director under any Option made under the Plan prior to the date such amendment is adopted by the Board. Notwithstanding the foregoing or any other provision of the Plan or any Agreement, the Board or the Committee may amend the Plan or the terms of any Option to the extent it deems necessary to preserve pooling-of-interest accounting treatment for any transaction which is intended to be accounted for through such accounting method.









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